Exhibit 10.7

SECOND AMENDMENT

TO

REAL ESTATE PURCHASE AGREEMENT

THIS SECOND AMENDMENT (this “Second Amendment”) to the Real Estate Purchase Agreement between and among Ronald E. Snider, Vivian D. Snider, and Ron Snider Family Limited Partnership (collectively the "Real Property Seller"), and Great American Family Parks, Inc., a Nevada public corporation (the "Purchaser"), dated as of November 8, 2004, as amended by the First Amendment dated as of February 18, 2005 (the “First Amendment”) is made effective as of May 2, 2005 (said Real Estate Purchase Agreement as amended by the First Amendment, being called herein the AReal Property Purchase Agreement”).

RECITALS:

WHEREAS, Real Property Seller and Purchaser entered into the Real Property Purchase Agreement, the terms of which are incorporated herein by reference; and

WHEREAS, the parties have determined that it is in their mutual best interests to amend the Real Property Purchase Agreement in certain respects as set forth herein;

NOW, THEREFORE, in consideration of the premises and the mutual covenants, undertakings and promises herein contained, the parties, intending to be legally bound, agree as follows:

1.   Purchase Price Modification.  In consideration of the Real Property Seller’s agreement to extend the time for Closing as described in Section 4 of this Second Amendment, the parties agree that Section 2 of the Real Property Purchase Agreement is hereby amended by deleting paragraph (a) of said Section 2 and inserting in lieu thereof the following new paragraph (a) of Section 2:

“(a) The purchase price of the Real Property (the “Real Property Purchase Price”) shall be determined as follows in this paragraph (a).

(1) If the Closing (as hereinafter defined) occurs at or before 6 p.m. (LaGrange, Georgia local time) on May 16, 2005, the Real Property Purchase Price shall be Four Million, Twenty-Five Thousand and 0/100 Dollars ($4,025,000.00). At the Closing (as hereinafter defined), the sum of Two Million, Twenty-Five Thousand and 0/100 Dollars ($2,025,000.00) of the Real Property Purchase Price shall be paid in cash, certified funds, or by wire transfer, as adjusted by the hereinafter specified closing prorations; and the balance of the Real Property Purchase Price shall be paid at the Closing in the form of Purchaser’s promissory note payable to the order of the Real Property Seller (the “Note”). In addition to the Real Property Purchase Price, as further consideration for the purchase of the Real Property, Purchaser shall transfer, assign and convey to the Real Property Seller, at Closing, free of any claim, transfer restriction, or lien whatsoever (other than any restrictions imposed by law or by rules and/or regulations of the Securities and Exchange Commission (the “SEC”)) Twenty-Five Thousand (25,000) shares of Purchaser’s common stock which is now held in escrow by the Escrow Agent under the Escrow Agreement, and in connection therewith the Purchaser hereby expressly directs and authorizes the Escrow Agent to distribute said stock to the Real Property Seller at Closing, notwithstanding any other provision of this Agreement or of the Escrow Agreement.

(2) If the Closing (as hereinafter defined) occurs after 6 p.m. (LaGrange, Georgia local time) on May 16, 2005, but at or before 6 p.m. (LaGrange, Georgia local time) on May 31, 2005, the Real Property Purchase Price shall be Four Million, Fifty Thousand and 0/100 Dollars ($4,050,000.00).  At the Closing (as hereinafter defined), the sum of Two Million, Fifty Thousand and 0/100 Dollars ($2,050,000.00) of the Real Property Purchase Price shall be paid in cash, certified funds, or by wire transfer, as adjusted by the hereinafter specified closing prorations; and the balance of the Real Property Purchase Price shall be paid at the Closing in the form of the Note.  In addition to the Real Property Purchase Price, as further consideration for the purchase of the Real Property, Purchaser shall transfer, assign and convey to the Real Property Seller, at Closing, free of any claim, transfer restriction, or lien whatsoever (other than any restrictions imposed by law or by rules and/or regulations of the SEC) Fifty Thousand (50,000) shares of Purchaser’s common stock which is now held in escrow by the Escrow Agent under the Escrow Agreement, and in connection therewith the Purchaser hereby expressly directs and authorizes the Escrow Agent to distribute to the Real Property Seller at Closing, notwithstanding any other provision of this Agreement or of the Escrow Agreement.

2. Changes Respecting Escrow Matters. The parties agree that the last sentence of paragraph (c) of Section 2 of the Real Property Purchase Agreement is hereby amended by deleting said last sentence of paragraph (c) of said Section 2 and inserting in lieu thereof the following new last sentence of paragraph (c) of Section 2:

“The Escrow Money shall be held in escrow to be applied (i) for the Purchaser's benefit against the Real Property Purchase Price and the Purchase Price of the Assets (as defined in the Asset Purchase Agreement) at the Closing (as hereinafter described), or (ii) as otherwise provided for by the Asset Purchase Agreement, paragraph (a) of Section 2 of this Agreement, and the Escrow Agreement.“

3. Survey and Title Matters.

(a) The parties acknowledge that since the Purchaser has determined not to obtain the Survey as required by paragraph (e) of Section 5 of the Real Property Purchase Agreement, certain endorsements to the Title Policies will be impossible to obtain (the “Unavailable Endorsements”). Therefore the parties agree that the Purchaser’s failure or inability to obtain the Unavailable Endorsements or any of them as a result of the lack of the Survey shall not constitute a default under or breach of the Real Property Purchase Agreement by Purchaser; nor shall the unavailability of the Unavailable Endorsements or any of them constitute a default under or breach of the Real Property Purchase Agreement by the Real Property Seller.

(b) The parties acknowledge that the Real Property may be subject to the rights of certain persons to use a road which is sometimes referred to as “Murphy Cemetery Road” and rights of access to a cemetery shown as “Murphy Cemetery” on a composite map prepared  by Stothard Engineering, Inc. dated June 20, 1989. The parties agree that the existence of the said road and cemetery and/or the rights of persons to use said road for access to the cemetery and to visit the cemetery (collectively the “Cemetery Rights”) shall be one of the Permitted Exceptions as defined in the Real Property Purchase Agreement and the Real Property Seller’s conveyance of title subject to the Cemetery Rights shall not constitute a default under or breach of the Real Property Purchase Agreement by the Real Property Seller. Purchaser further agrees that:

(i) the inclusion in the Title Commitments and Title Policies of the Cemetery Rights as an exception shall not constitute a default of the Real Property Seller under the Real Property Purchase Agreement;

(ii) Purchaser’s obligation to close the purchase of the Real Property shall not be contingent upon the removal of the Cemetery Rights as an exception to the Title Commitments or Title Policies or any endorsements thereto, and Purchaser hereby expressly waives any claim that obtaining the Title Commitments or Title Policies or endorsements thereto without exception for the Cemetery Rights is a condition precedent to Purchaser’s obligations under the Real Property Purchase Agreement; and

(iii) any failure of any other condition to Purchaser’s obligations under the Real Property Purchase Agreement which failure is caused by the existence of the Cemetery Rights shall not constitute the failure of a condition precedent to Purchaser’s obligation to close the purchase of the Real Property, and Purchaser hereby expressly waives any claim that the removal of the Cemetery Rights is a condition precedent to the performance of Purchaser’s obligations under the Real Property Purchase Agreement.

4.   Extension of Time for Closing.  The parties acknowledge that the Asset Seller and Purchaser have agreed to extend the time for the Closing under the Agreement for Purchase and Sale of Assets between Ron Snider & Associates, Inc. dba Wild Animal Safari and Great American Family Parks, Inc. dated as of November 8, 2004, as amended by First Amendment dated February 18, 2005, and by Second Amendment of even date herewith (the “Asset Purchase Agreement”) to May 31, 2005. The parties acknowledge that Section 7 of the Real Property Purchase Agreement provides that the Closing is to take place no later than the closing of the transactions contemplated by the Asset Purchase Agreement. Therefore, Section 7 of the Real Property Purchase Agreement is hereby amended by deleting the sentence which was added thereto by Section 3 of the First Amendment and inserting in lieu thereof the following sentence at the end of the existing text of said Section 7:

“The parties agree that the Closing Date shall be May 31, 2005, or such earlier date as Purchaser and Real Property Seller may, by written mutual agreement, designate.”

5.  Amendment to Section 14.  The Real Property Purchase Agreement is hereby amended by deleting the existing paragraph (c) of Section 14 and inserting in lieu thereof the following new paragraph (c) of Section 14:

“(c) It is understood and agreed that notwithstanding anything to the contrary contained in this Agreement, unless the parties have previously agreed in writing to extend the term of this Agreement, this Agreement shall automatically terminate if the Closing does not occur before 6 p. m. (local time in LaGrange, Georgia) on May 31, 2005. Upon any termination of this Agreement, other than a termination by the Purchaser under Section 14(a) for the default of Real Property Seller, the Escrow Money shall be delivered to the Real Property Seller (and the Asset Seller).”

6. Amendment to Asset Purchase Agreement. The effectiveness of the provisions of this Second Amendment is expressly made contingent upon the execution by the Purchaser and the Asset Seller of that certain Second Amendment to Asset Purchase Agreement contemporaneously herewith.

7.  Real Property Purchase Agreement To Remain in Effect.  Except as specifically set forth in this Second Amendment, the Real Property Purchase Agreement (including any changes made by the First Amendment which are not changed by this Second Amendment) is hereby ratified and affirmed and shall remain in full force and effect. However, wherever the terms and conditions of this Second Amendment and the terms and conditions of the Real Property Purchase Agreement (as amended by the First Amendment) conflict, the terms of this Second Amendment shall be deemed to supersede the conflicting terms of the Real Property Purchase Agreement.

8.  Defined Terms.  Any proper nouns used in this Second Amendment which are not defined herein but are defined in the Real Property Purchase Agreement shall have the meanings respectively ascribed to them in the Real Property Purchase Agreement.

9.  Counterparts.  This Second Amendment may be executed in one or more counterparts, and each party hereto may sign a counterpart, and (whether or not all parties hereto have signed each counterpart), each counterpart shall be deemed to be an original.

IN WITNESS WHEREOF, the parties have executed and sealed this Second Amendment as of the day and year first above written.

[SIGNATURE PAGES FOLLOW]

THE REAL PROPERTY SELLER:

RON SNIDER FAMILY LIMITED PARTNERSHIP

BY: /s/ Ronald E. Snider                      (SEAL)

      Ronald E. Snider, General Partner

BY: /s/ Vivian D. Snider                      (SEAL)

      Vivian D. Snider, General Partner

DATE:_______________________

 /s/ Ronald E. Snider                            (SEAL)

Ronald E. Snider

/s/ Vivian D. Snider                             (SEAL)

Vivian D. Snider

DATE:_______________________

PURCHASER:

GREAT AMERICAN FAMILY PARKS, INC.

BY: /s/ Larry Eastland                           (SEAL)

TITLE: President & CEO

DATE:_______________________